SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 4, 2005 (February 4, 2005)

ENTERPRISE BANCORP, INC.
(exact name of registrant as specified in charter)

Massachusetts	0-21021	04-3308902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merrimack Street		01852
Lowell, Massachusetts		(Zip Code)
(address of principal executive offices)

(978) 459-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 2.02 and 7.01.	Results of Operations and Financial Condition Regulation FD Disclosure

The registrant has provided information concerning its results of operations and financial condition for the three and twelve months ended on December 31, 2004.  This information is contained in the first two paragraphs of the registrant’s quarterly report to stockholders for the fiscal quarter ended on December 31, 2004, together with the registrant’s consolidated balance sheet at, and statements of income for the three and twelve months ended on, December 31, 2004 included in such report.  A copy of this quarterly report to stockholders, which was mailed to stockholders on or about February 4, 2005, is included as Exhibit 99 to this report.

The registrant has also informed its stockholders of the registrant’s intention to list its shares of common stock for trading on the NASDAQ National Market.  The registrant filed a listing application and related materials with the NASDAQ Stock Market in November 2004, which was approved in January 2005.  The registrant anticipates that its shares will commence trading on the NASDAQ National Market under the trading symbol “EBTC” on or about February 14, 2005.  Additional information regarding the registrant’s  listing on the NASDAQ National Market is included in the above-referenced quarterly report to stockholders and in a related enclosure to such report, which is also included as a part of Exhibit 99 to this report.

Item 9.01.                                          Financial Statements and Exhibits

(a)                                  Not applicable

(b)                                 Not applicable

(c)                                  The following exhibit is included with this report:

Exhibit 99	Quarterly report to stockholders for the fiscal quarter ended on December 31, 2004 and additional information regarding NASDAQ National Market listing

[Remainder of Page Intentionally Blank]

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE BANCORP, INC.

Date: February 4, 2005	By:	/s/ James A. Marcotte
James A. Marcotte
Executive Vice President and
Chief Financial Officer